UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2001

HYPERCOM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13521	86-0828608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2851 West Kathleen Road, Phoenix, Arizona (Address of Principal Executive Offices)	85053 (Zip code)

Registrant’s telephone number, including area code (602) 504-5000

Not Applicable.
(Former Name or Former Address, if changed since last report.)

Item 5. Other Events.

     We previously reported on our Form 8-K, dated June 14, 2001, that the Company received $3.4 million in loans from a local investor group. In addition to the other terms of the loans described in the Form 8-K, the local investors may convert the promissory notes, in whole or in part, into shares of Company Common Stock at a conversion price of $3.16 per share.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERCOM CORPORATION

Date:	July 2, 2001	/s/ Jonathon E. Killmer

Jonathon E. Killmer Executive Vice President, Chief Financial Officer, Chief Operating Officer, Chief Administrative Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.		Exhibit

10.1	*	Third Amendment to Forbearance and Modification Agreement dated as of June 6, 2001 by and among Bank One, Arizona, N.A., Fleet National Bank, Imperial Bank and Hypercom Corporation

10.2	*	Michelle Investments, LLC Loan Agreement dated June 6, 2001

10.3	*	Michelle Investments, LLC Note dated June 6, 2001

10.4	*	Michelle Investments, LLC Warrant dated June 6, 2001

10.5	*	Local Investors’ Loan Agreement dated June 4, 2001

10.6	*	Local Investors’ Security Agreement dated June 4, 2001

10.7	*	Form of Local Investors’ Note

10.8	*	Form of Local Investors’ Warrant

10.9	*	Amended and Restated Promissory Note dated December 27, 2000

10.10	*	Amended and Restated Promissory Note dated March 31, 2001

10.11	*	Promissory Note dated June 5, 2001

99.1	*	Press Release dated June 12, 2001

* Previously Filed